UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2005

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 23, 2005, the Board of Directors of Insight Enterprises, Inc. (the "Company") appointed Kathleen S. Pushor as a Class III Director of the Company with a term expiring in 2006. Ms. Pushor will serve on two Board Committees, the Audit Committee and the Nominating and Corporate Governance Committee. In connection with her appointment to the Board and in accordance with the Company's current Board compensation arrangements, Ms. Pushor was granted, on September 23, 2005, an option to purchase 5,000 shares of the Company's common stock at an exercise price of $18.92 per share under the Company's 1998 Long-Term Incentive Plan. For her service on the Company's Board, Ms. Pushor will also be entitled to receive, under current Board compensation arrangements, $15,000 per quarter for serving on the Board and an additional $2,500 per quarter for service on each Board Committee and reimbursement for reasonable expenses. Additionally, Ms. Pushor will be granted a $2,500 allowance to purchase product from the Company and will be eligible to participate in the Company's medical insurance plan. There is no arrangement or understanding between Ms. Pushor and any other person pursuant to which she was selected as a Director. The Board has determined that Ms. Pushor is an "independent director" (as defined in NASD Marketplace Rules).

In connection with the appointment of Ms. Pushor, the Board has appointed Richard A. Fennessy, Chief Executive Officer of the Company, to the Board, to serve as a Class II Director of the Company with a term expiring in 2008. As previously disclosed, in connection with Mr. Fennessy's appointment as Chief Executive Officer of the Company in November 2004, the Company agreed to appoint Mr. Fennessy to the Board upon the appointment of an additional independent director. Consistent with other Directors who are employees of the Company, Mr. Fennessy will not receive compensation for his service as Director.

On September 26, 2005, the Company issued a press release announcing the appointment of Ms. Pushor and Mr. Fennessy to the Company's Board of Directors. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

September 28, 2005	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 26, 2005.